Exhibit 14.1

CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated February 28, 2008 on the consolidated financial statements of Micromem Technologies Inc. ("the Company") included in its Annual Report on Form 20-F being filed by the Company, for the fiscal year ended October 31, 2007.

/s/ Schwartz Levitsky Feldman llp
Toronto, Ontario	Chartered Accountants
February 28, 2008	Licensed Public Accountants